Exhibit 99.1
FOR IMMEDIATE RELEASE
OXiGENE REPORTS THIRD-QUARTER 2005 OPERATIONAL AND
FINANCIAL RESULTS
Company Reports Significant Achievements for the Quarter including:
•	Initiation of a Phase II Clinical Trial in Platinum-Resistant Ovarian Cancer

•	Observation of an Early Indication of Survival Benefit in Non Small Cell Lung Cancer Patients in a Phase Ib Clinical Trial Evaluating CA4P in Combination with Radiotherapy

•	Addition of Pharmaceutical Executive, Richard Chin, M.D., to OXiGENE’s Board of Directors
Waltham, MA, — October 26, 2005 — OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases, today reported operational and financial results for the third quarter ended September 30, 2005.
“The third quarter was a robust and productive period for OXiGENE, as the Company progressed both clinically and operationally,” stated Frederick Driscoll, President and CEO of OXiGENE. “We believe the Company is well poised for continued growth and evolution as we advance our lead vascular disrupting agent, CA4P, in a number of clinical trials, including combination trials with chemotherapy for the treatment of platinum-resistant ovarian cancer, with radiotherapy for the treatment of non small cell lung cancer, and as a single agent therapeutic for myopic macular degeneration.”
Financial Results
The net loss for the three months ended September 30, 2005 was $3.4 million, or $0.17 per share, compared with a net loss of $2.9 million, or $0.17 per share, in the third quarter of 2004.
For the nine-month period ended September 30, 2005, the net loss was $8.5 million, or $0.44 per share, compared with a net loss of $7.8 million, or $0.47 per share, for the comparable period in 2004.
At September 30, 2005, OXiGENE had cash, cash equivalents and marketable securities of approximately $36.8 million compared with approximately $30.5 million at December 31, 2004.
Clinical Update
OXiGENE announced several significant clinical updates for its lead vascular disrupting agent, Combretastatin A4P. Most notably, and on the heels of positive clinical trial data from an ongoing Phase Ib/II trial evaluating CA4P in combination with chemotherapy (data announced at the 9th International Workshop of the Tumor Microenvironment

OXiGENE Reports Third Quarter 2005 Operational and Financial Results / 2
Meeting), the Company announced the initiation of an international, open-label Phase II clinical trial evaluating the safety of CA4P in triple combination with carboplatin and paclitaxel in patients with platinum-resistant ovarian cancer.
Further, OXiGENE announced an update on the second Phase Ib trial evaluating CA4P in combination with radiotherapy. At the National Cancer Research Institute Cancer Conference, Quan Ng, M.D., of the Mount Vernon Cancer Centre in the United Kingdom, reported an early indication of survival benefit in patients with Stage IIIB/IV inoperable, non small cell lung cancer when CA4P is administered in combination with radiotherapy. Dr. Ng presented data that showed that patients who received weekly radiotherapy in combination with CA4P for three weeks demonstrated a statistically significant—and sustained—forty percent reduction in tumor blood volume at the completion of the three-week treatment period.
“We are extremely pleased with the clinical progress made with CA4P in the third quarter,” Mr. Driscoll stated. “OXiGENE now has a defined clinical pathway in platinum-resistant ovarian cancer; and, we are optimistic about initiating a later-stage clinical trial in 2005 in a second key indication, advanced, inoperable, non small cell lung cancer. Further, we remain encouraged not only by the anti-tumor effects demonstrated by CA4P to date, but also by the positive safety profile reported by investigators. Collectively, the investigators are reporting that CA4P is well tolerated by patients and that the side effects of CA4P appear to be minimal and self-limiting, with no unexpected toxicities or significant adverse events reported to-date in these trials.”
OXiGENE’s ophthalmology program also continues forward progress, and the Company reports that enrollment is accelerating for its Phase II clinical trial evaluating CA4P in patients with Myopic Macular Degeneration (MMD). Mr. Driscoll stated, “We are on schedule with our local formulation program in ophthalmology, and we expect to complete the ongoing experiments evaluating periorbital injection and novel eye drops by the end of the year.”
Preclinical Update
OXiGENE provided an update on preclinical studies evaluating the therapeutic potential of its second candidate, OXi4503. Investigators at the 9th International Workshop of the Tumor Microenvironment Meeting presented evidence for an additional and novel mechanism of action for OXi4503, which leads to the formation of a highly reactive ortho-quinone. This mechanism could lead to direct killing of tumor cells and would be augmented by the previously observed vascular disrupting activity of OXi4503, making the compound a promising potential candidate for advanced cancers.
Investigational Update
OXiGENE, in October 2005, announced new research that elucidates another molecular pathway through which CA4P appears able to selectively regress the abnormal new vasculature associated with disease pathologies, such as cancer and macular degeneration. This research, presented in a paper entitled “Combretastatin A4 phosphate induces rapid regression of tumor neovessels and growth through interference with

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vascular endothelial-cadherin signaling,” will be published in the peer-reviewed journal, The Journal of Clinical Investigation, Vol. 115, Number 11, November 2005.
In the study, researchers observed that CA4P induces destabilization of VE-cadherin and that the associated inhibition of the VE—cadherin/b-catenin/Akt pathway profoundly influences many aspects of endothelial cell function, including inhibition of endothelial cell migration, proliferation and capillary tube formation pathways critical in angiogenesis.
Operational Update
“OXiGENE made significant strides this quarter in preparation for our continued growth,” stated Driscoll. “The addition of new office space in Oxford, United Kingdom, and the ability to raise capital pursuant to our newly filed shelf registration statement, provide us with the infrastructure necessary to aggressively advance the Company’s ongoing preclinical research and clinical trials. Further, OXiGENE announced the addition of Dr. Richard Chin to our Board of Directors. Dr. Chin, who currently serves as Senior Vice President and Head of Global Development for Elan Corporation, plc, brings tremendous pharmaceutical and drug commercialization expertise to OXiGENE. His experience will be invaluable as OXiGENE continues its progress towards commercial availability of CA4P.”
About OXiGENE, Inc.
OXiGENE is an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases. The Company’s major focus is the clinical advancement of drug candidates that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property position and therapeutic development expertise to bring life saving and enhancing medicines to patients.
Safe Harbor Statement
Certain statements in this news release concerning OXiGENE’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the timing and success of a Phase II trial of CA4P in triple combination therapy for platinum-resistant ovarian cancer; the timing and success of a later stage trial of CA4P in combination with radiotherapy for non small cell lung cancer; OXiGENE’s ability to enroll patients in a Phase II clinical trial for myopic macular degeneration; the potential tumor killing effect of OXi4503 and its promise as a candidate for advanced cancers; and, the timing, success or advancement of OXiGENE’s ongoing preclinical research and clinical trials. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; the ability to secure necessary patents; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-Q, 8-K and 10-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

OXiGENE Reports Third Quarter 2005 Operational and Financial Results / 4
Contact:

OXiGENE Inc.

Susan Hager
Director of Communications
(781) 547-5900
shager@oxigene.com

OR

MacDougall BioCommunications
Chris Erdman
Vice President
(508) 647-0209
chris@macbiocom.com

OXiGENE Reports Third Quarter 2005 Operational and Financial Results / 5
OXiGENE, Inc.
Condensed Balance Sheets
(All amounts in 000’s)
(Unaudited)

	September 30,	December 31,
	2005	2004
Assets

Cash, cash equivalents and marketable securities	$36,839	$30,502
Licensing agreement	898	971
Furniture, fixtures and equipment, net	104	67
Other assets	498	217

Total assets	$38,339	$31,757

Liabilities and stockholders’ equity

Accounts payable and accrued expenses	$3,833	$2,622
Total stockholders’ equity	34,506	29,135

Total liabilities and stockholders’ equity	$38,339	$31,757

OXiGENE, Inc
Statements of Operations
(All amounts in 000’s except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
License revenue	$—	$—	$—	$7

Costs and expenses:

Research and development	2,273	1,837	5,060	4,660
General and administrative	1,492	1,209	4,285	3,541

Total costs and expenses:	3,765	3,046	9,345	8,201

Operating loss	(3,765)	(3,046)	(9,345)	(8,194)

Investment income	321	140	810	421
Other income (expense), net	(1)	(4)	5	(2)

Net loss	$(3,445)	$(2,910)	$(8,530)	$(7,775)

Basic and diluted net loss per common share	$(0.17)	$(0.17)	$(0.44)	$(0.47)

Weighted average number of common shares outstanding	20,042	16,668	19,233	16,524